Exhibit 10.6.4(a)


                                EXTENSION OF TERM

This extension of term agreement (the "Extension") is made as of the 26th day of May, 2006 between:

HOCROFT ASSOCIATES, a New Jersey partnership, ("Landlord"), having an office at 520 U.S. Highway 22, P.O. Box 6872, Bridgewater, NJ 08807

                                       and

SKYE MULTIMEDIA LTD., a New Jersey Corporation, ("Tenant"), having an office at 1031 Route 22, Bridgewater, NJ 08807.

                             PRELIMINARY STATEMENTS:

Landlord and Skye Multimedia, Inc. ("SMI"), a New Jersey corporation, were parties to a Lease and Lease Agreement (the "Lease") dated as of May 5, 2005 for leased premises consisting of 2,320 gross rentable square feet on the third floor of 1031 Route 22, Bridgewater, New Jersey (the "Building");

Tenant is the successor of SMI;

The Lease expires on August 31, 2006 and, in consideration of these preliminary statements and for other good and valuable consideration, the parties have agreed to extend the Term on the terms set forth in this Extension.

                                   AGREEMENTS:

1. Words not defined in this Extension shall have the meanings ascribed to them in the Lease. The Lease shall otherwise remain in full force and effect except as amended by the terms of this Extension.

2. The Term is hereby extended to and including August 31, 2007 (the "Extended Term").

3. During the Extended Term, beginning on September 1, 2006, Tenant agrees to pay Landlord Basic Rent at the rate of $44,080.80 per year payable in equal monthly installments of $3,673.34 plus Tenant Electric Charges and all Additional Rent.

4.    The Option to Renew in Section 6 of the Lease is hereby deleted.

5.    Section 20 is hereby amended to read as follows:

      "At any time during the Term, on at least 30 days' prior notice to the Tenant, the Landlord shall have the right to move the Tenant out of the Leased Premises and into premises having comparable size and layout to the Leased Premises located in the Building or in any other comparable building located in the immediate area for the duration of the Term. Comparable size shall mean premises which have floor space which is larger than the Leased Premises or not more than 100 square


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      feet smaller than the Leased Premises. In the event the Landlord exercises this right of relocation, the Landlord shall decorate the new premises similarly to the Leased Premises and remove, relocate and reinstall the Tenant's furniture, trade fixtures, furnishings and equipment, all at the sole cost and expense of the Landlord. The costs shall include the cost of the voice and data line relocations and the replacement of the supply of stationery and business cards which are on hand on the date the notice of relocation was served and such other reasonable out of pocket expenses that Tenant can document that were incurred as a result of the relocation. When the substitute new premises are ready, the Tenant shall surrender the Leased Premises. Following any such relocation, this Agreement shall continue in full force and effect except for the description of the Leased Premises, the Building and the Property which, upon completion of such relocation, shall be deemed amended to describe the substitute new premises, building and property, respectively, to which the Tenant shall have been relocated in accordance with this section 20 of the Agreement."

6. The parties mutually represent to each other that no broker negotiated or consummated the within transaction, and neither party dealt with any brokers in connection with the within Extension. Tenant agrees to indemnify Landlord in the event of any liability which may be imposed on Landlord as a result of a claim by any broker as a result of acts of the Tenant or any of its representatives.

7. The terms, covenants and conditions of this Extension shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

8. This Extension may be executed in several counterparts each of which shall constitute an original for all purposes.

9. This Agreement contains the entire agreement of the parties hereto, subsumes all prior discussions and negotiations and, except as may otherwise be specifically set forth in this Agreement, this Agreement may not be amended or otherwise modified except by a writing signed by all the parties to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Extension to be signed by their proper officers as of the date set forth above.

                                    LANDLORD:
                                    HOCROFT ASSOCIATES



                                    By:   /s/ Eugene Schenkman
                                          --------------------------------------
                                          Eugene Schenkman, Vice President
                                          S/K Hocroft Corp.

(The signatures continue on the following page.)




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


                                    TENANT:
                                    SKYE MULTIMEDIA LTD.



                                    By:   /s/ Allen S. Greene
                                          ------------------------------------
                                          Allen S. Greene, Chairman & CEO






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